[LOGO] T CELL
                                    SCIENCES

                              T Cell Sciences, Inc.

                                ----------------

                    Notice of Annual Meeting of Stockholders

                                ----------------

     The Annual Meeting of Stockholders of T Cell Sciences, Inc. will be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, 02110 on Tuesday, May 13, 1997 at 2:00 P.M., for the following purposes:


     1. To elect seven directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To transact any other business which may properly come before the meeting.

     Stockholders of record at the close of business on April 1, 1997 will be entitled to notice of and to vote at the meeting. Stockholders who are unable to attend the meeting in person are requested to complete, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being mailed to you with this Notice and Proxy Statement.

                                          NORMAN W. GORIN
                                          Secretary


Needham, Massachusetts

April 15, 1997

                             YOUR VOTE IS IMPORTANT.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                              T CELL SCIENCES, INC.
                                119 Fourth Avenue
                          Needham, Massachusetts 02194

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                                  INTRODUCTION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share, ("Common Stock") of T Cell Sciences, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders to be held on May 13, 1997, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before the proxies are voted by filing with the Secretary of the Company a written revocation or duly executed proxy, bearing a later date, or by voting in person at the meeting.

     The purpose of the meeting is to (i) elect seven directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified and (ii) transact any other business which may properly come before the meeting. The Company is not currently aware of any other matters which will come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR the proposal shown on the form of proxy unless otherwise indicated on the form of proxy.

     Stockholders of record at the close of business on April 1, 1997 (the "Record Date") will be entitled to vote at the meeting. The Company had outstanding on the Record Date, 24,948,383 shares of Common Stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting. The presence of holders of a majority of shares of Common Stock, whether in person or by proxy, will constitute a quorum at the meeting. Abstentions, votes withheld for director nominees and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which
(i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to matters presented at the meeting for purposes of determining whether a quorum is present. With respect to the election of directors, the by-laws of the Company (the "By-Laws") provide that such election shall be determined by a plurality of votes cast by stockholders and thus shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of voting for the election of directors.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Forms of proxies will be mailed to stockholders with this Proxy Statement on or about April 15, 1997. Proxies will be solicited chiefly by mail, but additional solicitation may be made by telephone or telecopy by the officers, regular employees or agents of the Company. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information regarding Common Stock ownership by (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of December 31, 1996, and (ii) by each director and nominee for director, by each named executive officer, and by all directors and executive officers as a group as of the Record Date.

                                                                                       Amount and
                                                                                        Nature of
Name and Address of                                                                     Beneficial         Percentage of
 Beneficial Owners                                                                     Ownership(1)        Common Stock(2)
-------------------                                                                    ------------        ---------------
James D. Grant  .........................................................              201,555 (3)               *
 860 Fifth Avenue
 New York, New York 10021
Patrick C. Kung, Ph.D.   ................................................              758,960 (4)              3.0%
 T Cell Sciences, Inc.
 119 Fourth Avenue
 Needham, Massachusetts 02194
John P. Munson  .........................................................               40,000 (5)               *
 1 Heathlands Drive
 Maidenhead
 Berkshire SL6 4NF
 ENGLAND
Thomas R. Ostermueller   ................................................               15,000 (6)               *
 V.I. Technologies, Inc.
 155 Duryea Road
 Melville, New York 11747
Harry H. Penner, Jr.  ...................................................               10,000                   *
 Neurogen Corporation
 35 Northeast Industrial Road
 Branford, Connecticut 06405
John Simon   ............................................................              171,107 (7)               *
 Allen & Company Incorporated
 711 Fifth Avenue
 New York, New York 10022
Una S. Ryan  ............................................................              137,673 (6)               *
 T Cell Sciences, Inc.
 119 Fourth Avenue
 Needham, Massachusetts 02194
Norman W. Gorin    ......................................................               26,250 (6)               *
 T Cell Sciences, Inc.
 119 Fourth Avenue
 Needham, Massachusetts 02194
James L. Levin, D.V.M.   ................................................               45,857 (8)               *
 T Cell Sciences, Inc.
 119 Fourth Avenue
 Needham, Massachusetts 02194
All directors and officers as a group (consisting of 9 persons)       ...            1,406,402 (9)             5.5%

----------------
*  Less than 1%.

(1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2) Common Stock includes all outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all Common Stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the Record Date.

(3) Includes 11,000 shares held by Mr. Grant's wife, as to which he disclaims beneficial ownership, and 135,000 shares of Common Stock issuable upon exercise of stock options, which are exercisable within 60 days of the Record Date.

(4) Includes 255,000 shares held by Dr. Kung's wife, as to which he disclaims beneficial ownership, and 192,626 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date. Excludes shares held by a trust for his minor children which is administered by disinterested trustees, excludes shares held by a custodian for his mother and excludes shares held by a charitable trust established by Dr. Kung and his wife.

(5) Includes 25,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(6) Consists solely of shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(7) Includes 55,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date. Excludes 300,528 shares of Common Stock beneficially owned by Allen & Company Incorporated as of the Record Date, as to which Mr. Simon disclaims beneficial ownership.

(8) Includes 45,357 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(9) Includes 631,906 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

                        PROPOSAL 1--ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board of Directors, are to be elected at the meeting. Each of the nominees listed below has consented to be nominated and to serve if elected. The directors are elected by a plurality of the votes cast at the meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the nominees named below, all of whom are now directors of the Company. In the event that a vacancy may occur during the year, such vacancy may be filled by the Board of Directors for the remainder of the full term. All nominees will be elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

     The nominees for the Board of Directors, their ages, the year in which each first became a director and their principal occupations during the past five years are:

                                           Year First                     Principal Occupation
 Nominee                         Age    Became Director                During the Past Five Years
---------                       ------  ---------------                --------------------------
James D. Grant (1)                64          1986         Chairman of the Board from November 1986 to
                                                           date and Chief Executive Officer of the Company
                                                           from November 1986 to February 1992 and from
                                                           May 1996 to August 1996. Vice President,
                                                           Scientific Development of CPC International, Inc.
                                                           from 1973 to October 1986. From 1969 to 1987,
                                                           Mr. Grant served as Deputy Commissioner of the
                                                           U.S. Food and Drug Administration and served as
                                                           Vice Chairman of an FDA Advisory Committee,
                                                           the "Edwards Commission." Director of Targeted
                                                           Genetics Corp. (U.S.), International Biotechnology
                                                           Trust (U.K.), and Biocompatibles, Ltd. (U.K.).

Patrick C. Kung, Ph.D. (1)        49          1984         Vice Chairman of the Board of the Company from
                                                           February 1989 to date and Director since February
                                                           1984. Scientific Director from February 1984 to
                                                           August 1992. Since June 1994, President of
                                                           Global Pharma Ltd., a Bermuda limited liability
                                                           company, of which the Company holds a minority
                                                           interest. Vice President of Research for Centocor,
                                                           Inc. from 1981 to January 1984. Director of Asian
                                                           American Bank & Trust Co. and Microbix
                                                           Biosystems.

                                        3


                                          Year First                     Principal Occupation
 Nominee                         Age    Became Director                During the Past Five Years
---------                       ------  ---------------                --------------------------
John P. Munson (3)                62          1992         Private investor since April 1992 retirement
                                                           from positions as Senior Vice President of Syntex
                                                           Corporation and President of Syntex Pharmaceuticals
                                                           International Ltd. Served in various management
                                                           capacities at Syntex since 1969.

Thomas R. Ostermueller (2)(3)     48          1994         President, Chief Executive Officer and Director,
                                                           V.I. Technologies, Inc. (formerly Melville
                                                           Biologics, Inc.) since February 1995; previously
                                                           Chief Operating Officer, Executive Vice President
                                                           and member of the Board of Trustees of the New
                                                           York Blood Center since February 1993. Executive
                                                           Vice President of the Mead Johnson Nutritional
                                                           Group, Bristol-Myers Squibb from 1990 to 1993
                                                           and Vice President of Bristol-Myers from July
                                                           1988 until 1990.

Harry H. Penner, Jr.              51          1997         President, Chief Executive Officer and Director
                                                           of Neurogen Corporation since December 1993;
                                                           previously Executive Vice President of Novo
                                                           Nordisk A/S and President of Novo Nordisk of
                                                           North America, Inc. from 1988 to 1993. Executive
                                                           Vice President and General Counsel of Novo
                                                           Nordisk A/S from 1985 to 1988. Chairman of the
                                                           Board of Directors for the Connecticut Technology
                                                           Council, Advisory Board Member of Connecticut
                                                           United for Research Excellence, Director of the
                                                           Connecticut Business and Industry Associates and
                                                           serves on the Board of Anergen, Inc.

Una S. Ryan, Ph.D. (1)            55          1996         Chief Executive Officer of the Company since
                                                           August 13, 1996 and President, Chief Operating
                                                           Officer and Director of the Company since May 29,
                                                           1996. Dr. Ryan joined the Company as Vice
                                                           President, Research and Chief Scientific Officer
                                                           in May 1993. She is also Research Professor of
                                                           Medicine at the Whitaker Cardiovascular Institute of
                                                           the Boston University School of Medicine. Dr. Ryan
                                                           held the position of Director of Health Sciences at
                                                           Monsanto Co. from January 1990 to November 1992
                                                           and was Research Professor of Surgery, Medicine
                                                           and Cell Biology at Washington University School
                                                           of Medicine from 1990 to 1993. From 1967 to 1990,
                                                           Dr. Ryan was employed by the University of Miami,
                                                           including most recently as Chief, Division of
                                                           Vascular Cell Biology and Professor of Medicine.

John Simon (2)                    54          1985         Executive Vice President and a Managing Director
                                                           of Allen & Company Incorporated, a registered
                                                           broker-dealer and investment banking firm, for
                                                           more than five years. Director of Immune
                                                           Response Corporation, Lunn Industries, Inc.,
                                                           Neurogen Corporation and Batteries Batteries, Inc.

--------------
(1) Member of the Executive Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.


     The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors has no nominating committee. The primary function of the Audit Committee is to review the scope and results of the Company's annual audit, the fee charged by the Company's independent accountants and matters relating to internal control procedures and systems. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon her recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. The Executive Committee has the power to act on behalf of the Board, except for certain powers excluded by the Company's By-Laws and the Delaware General Corporation Law.

     During the year ended December 31, 1996, the Board of Directors held eleven meetings, the Audit Committee held two meetings, and the Compensation Committee held one meeting, and each director attended at least 75% of the meetings held by the Board and the Board committee on which he or she served during the period he or she was a director. There were no meetings held by the Executive Committee during the year.

Director Compensation

     Directors who are not employees of the Company are each entitled to receive a retainer fee of $5,000 each fiscal year, except the Chairman of the Board who receives a total fee of $30,000. Each Board committee Chairman receives an additional retainer fee of $5,000. In addition, each member is entitled to receive $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each meeting of a Board committee. The Company's Amended and Restated 1991 Stock Compensation Plan provides for annual non-discretionary grants to each non-employee director of a stock option to purchase 5,000 shares of Common Stock with vesting after one year, a ten year term and an exercise price equal to the fair market value of the Common Stock on the day of grant. As of the Record Date, the current non-employee directors had the following stock options outstanding: James D. Grant--185,000 (includes grants received when an executive officer); Patrick Kung--192,626 (includes grants received when an executive officer); John P. Munson--45,000; Thomas R. Ostermueller--35,000; Harry H. Penner, Jr.--20,000; and John Simon--55,000.

Certain Transactions with Directors

     Mr. James Grant, an executive officer of the Company until November 1, 1992, was a consultant to the Company in the areas of government affairs and regulation and special projects until November 1, 1995. Mr. Grant is now a consultant to the Company under a three-year agreement dated May 28, 1996 for which he is expected to be paid $30,000 annually. Dr. Patrick Kung, an employee of the Company until December 31, 1995, was a consultant to the Company under a one-year agreement dated January 1, 1996 for which he was paid $30,000 in 1996. Dr. Kung is now a consultant to the Company under a one-year agreement dated January 1, 1997 for which he is expected to be paid $30,000.

     Management believes that the services provided by Mr. Grant and Dr. Kung were or will be beneficial to the Company and on terms consistent with those offered by nonaffiliated sources.

                                   MANAGEMENT

Executive Officers

     The following table lists the name, age, position and offices of all current executive officers of the Company. Officers are elected annually by the Board of Directors until their successors are duly elected and qualified.

       Name of Individual          Age            Position and Offices
       ------------------          ---            --------------------
 Una S. Ryan, Ph.D.    .........   55    President and Chief Executive Officer
 Norman W. Gorin    ............   44    Vice President, Finance and Chief Financial Officer
 James L. Levin, D.V.M.   ......   42    Vice President of Development

     For a biographical summary of Dr. Ryan, see "Election of Directors."

     Norman W. Gorin was appointed Vice President, Finance and Chief Financial Officer by the Board of Directors on May 21, 1996. Mr. Gorin joined the Company from USTrust of Boston, the commercial banking subsidiary of UST Corp., where he served for more than nine years, most recently in the positions of Senior Vice President, Corporate Planning, and Senior Vice President, Marketing. Prior to US Trust, Mr. Gorin served as Senior Vice President, Finance, of Sotheby's Inc., the New York-based fine art auctioneer, and as a Vice President and Manager with Citicorp's Financial and Information Services and Merchant Banking groups. Mr. Gorin was awarded a Masters Degree in Business Administration from the Wharton School at the University of Pennsylvania and received a B.A. with Honors from Harvard College.

     James L. Levin, D.V.M. joined the Company as Director of Pharmaceutical Evaluation in April 1992 and has been Vice President of Development since December 1995. Prior to joining the Company, he was Vice President, Technical Operations for TSI Mason Laboratories in Worcester. He received a D.V.M. from Tufts University School of Veterinary Medicine and an MS in pharmacology from Tulane University. Dr. Levin is also an Adjunct Assistant Professor in the Department of Comparative Medicine at Tufts University School of Veterinary Medicine, as well as member of the Massachusetts Society for Medical Research.

Summary Compensation Table

     The following table shows, for the fiscal years ended December 31, 1996 ("1996"), December 31, 1995 ("1995") and December 31, 1994 ("1994"), the cash compensation paid by the Company, as well as other compensation paid or accrued for these fiscal years, to the Chief Executive Officer and each person who served as executive officers in 1996.


                                                                            Long-Term
                                                                           Compensation
                                                                        -------------------
                                              Annual Compensation             Awards
                                           ------------------------     -------------------
                                                                            Securities
                                                                            Underlying
                                                                              Stock                   All Other
                                             Salary       Bonus (1)          Options                Compensation (2)
 Name and Principal Position      Year         ($)           ($)               (#)                        ($)
---------------------------------------------------------------------------------------------------------------------
 Alan W. Tuck (3)                 1996       102,062           --           100,000 (3)                287,502 (3)
 President &                      1995       245,447           --           100,000 (3)                  1,471
 Chief Executive Officer          1994       240,115           --           100,000 (3)                  1,989
---------------------------------------------------------------------------------------------------------------------
 James D. Grant (4)               1996            --           --           105,000 (4)                     --
 Chief Executive Officer
---------------------------------------------------------------------------------------------------------------------
 Una S. Ryan, Ph.D.               1996       212,347       21,521           100,000 (6)                 48,546 (5)
 President and Chief              1995       204,996           --            50,000 (6)                  1,155
 Executive Officer                1994       204,615           --            25,345 (6)                 69,291 (5)
---------------------------------------------------------------------------------------------------------------------
 Duff Brace (6)                   1996       115,559           --                --                        935
 President & Chief                1995       170,499           --            20,000 (7)                  1,108
 Operating Officer,               1994       106,615           --           100,000 (7)                104,784 (5)(7)
 T Cell Diagnostics
---------------------------------------------------------------------------------------------------------------------
 Norman W. Gorin                  1996       103,896        8,687           100,000 (8)                     --
 Vice President, Finance
 and Chief Financial
 Officer
---------------------------------------------------------------------------------------------------------------------
 James L. Levin                   1996       143,456       10,199                --                      1,471
 Vice President,                  1995       126,623           --            30,000 (9)                  1,170
 Research and                     1994       115,749           --            26,357 (9)                  1,016
 Development
---------------------------------------------------------------------------------------------------------------------

(1) The bonus amounts in each fiscal year represent payouts under the Company's Performance Plan which were accrued for that fiscal year. At the beginning of each fiscal year the Compensation Committee sets performance goals to be met during the fiscal year and at the end of the year determines the percentage of goals achieved upon which bonus payouts are made. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation." During 1996, the Company achieved certain of the goals outlined at the beginning of the year resulting in a payout of one-third of the eligible bonus. Payout of the 1996 bonus occurred on February 7, 1997. No payouts were made for the 1994 and 1995 fiscal years.

(2) Includes the Company's matching cash contribution to the 401(k) Savings Plan of each named executive officer. Premiums paid for life insurance under the Company's nondiscriminatory group plan are not included.

(3) Mr. Tuck was terminated from the positions of President and Chief Executive Officer of the Company effective May 28, 1996 and resigned from the Board of Directors of the Company on July 10, 1997. In connection with his termination, Mr. Tuck and the Company entered into a settlement agreement and general release (the "Agreement") which provided for payments to Mr. Tuck amounting to $286,227. In addition to the payments to Mr. Tuck, the Agreement provided for the acceleration of all unvested stock options outstanding and for the right to exercise such options until July 22, 1997, at which time the right to exercise expires. On December 9, 1994, Mr. Tuck was granted an option to purchase 50,000 shares at an exercise price of $2.75 with vesting in one year and an option to purchase an additional 50,000 shares at the same price with vesting after five years, with earlier vesting upon achievement of a specified performance goal at the end of 1995. Mr. Tuck was granted an option on January 1, 1995 to purchase 18,009 shares at an exercise price of $2.50 with vesting in one year as part of a special incentive grant to the Company's employees, and was granted an option on December 8, 1995 to purchase 81,991 shares at an exercise price of $2.938, vesting over 4 years. On January 2, 1996, Mr. Tuck was granted an option to purchase 100,000 shares of the Company's stock at $3.188 per share, vesting over four years.

(4) Mr. Grant assumed the position of Chief Executive Officer, in addition to retaining his position as Chairman of the Board of Directors, following the termination of Mr. Tuck, effective May 28, 1996. Mr. Grant held the position until August 13, 1996 during which time he did not receive cash compensation in addition to that which he received as Chairman of the Board of Directors and Consultant to the Company. On May 21, 1996, Mr. Grant was granted an option to purchase 5,000 shares of common stock at an exercise price of $3.00 per share pursuant to the Company's Amended and Restated 1991 Stock Compensation Plan and on August 12, 1996, Mr. Grant was granted an option to purchase 100,000 shares of common stock at an exercise price of $2.50 per share. Effective August 13, 1996, Dr. Ryan was named to the position of Chief Executive Officer in addition to her position as President of the Company.

(5) Amount represents payments made to Dr. Ryan and Mr. Brace, or on their behalf, for relocation as part of their employment by the Company.

(6) In connection with her employment, Dr. Ryan was granted an option on March 31, 1993 to purchase 75,000 shares at an exercise price of $6.125. She was granted on December 31, 1993 an option to purchase 15,000 shares at an exercise price of $7.8125; on June 30, 1994 an option to purchase 10,000 shares at an exercise price of $3.5625; and on December 30, 1994 an option to purchase 4,000 shares at an exercise price of $2.50, each with vesting over four years. She was granted an option on December 30, 1994 to purchase 11,345 shares at an exercise price of $2.50 with vesting in one year as part of a special incentive grant to the Company's employees. On December 8, 1995, Dr. Ryan was granted an option to purchase 50,000 shares at an exercise price of $2.938, vesting over four years. On August 12 , 1996, Dr. Ryan was granted an option to purchase 100,000 shares at an exercise price of $2.50 per share. Of the 100,000 shares, 65,000 shares vest over four years and 25,000 shares vest on May 28, 2001, subject to earlier vesting upon achievement of certain specified performance goals. The remaining 10,000 shares were fully vested on December 31, 1996 due to the achievement of certain specified performance goals. All options have a ten year term.

(7) Mr. Brace resigned as President and COO of T Cell Diagnostics, Inc. and as Vice President of the Company effective March 1, 1996 in connection with the Company's sale of the research products business of T Cell Diagnostics, Inc. In connection with his initial employment, Mr. Brace was granted on May 31, 1994 an option to purchase 60,000 shares at an exercise price of $3.9375 with vesting over four years and an option to purchase 40,000 shares at the same exercise price with vesting after five years, subject to earlier vesting beginning in 1995 based on the achievement of certain specified quarterly performance goals. Mr. Brace also was granted an option to purchase 20,000 shares on January 1, 1995 at an exercise price of $2.50 with vesting after five years, subject to earlier vesting beginning in 1996 based on the achievement of certain specified quarterly performance goals. All of these options have a ten year term; however, due to the termination of Mr. Brace's employment, all outstanding options were canceled. Also, in connection with his employment, Mr. Brace was given a loan of $90,000 of which one-half the amount was forgivable on March 31, 1995 and the remainder on March 1, 1996.

(8) In connection with his employment, on May 21, 1996, Mr. Gorin was granted an option to purchase 100,000 shares at an exercise price of $3.00 per share. Of the 100,000 shares, 65,000 shares vest annually over four years and 25,000 shares vest on May 21, 2001, subject to earlier vesting upon achievement of certain specified performance goals. The remaining 10,000 shares were fully vested on December 31, 1996 due to the achievement of certain specified performance goals. All options have a ten year term.

(9) In connection with his employment, Dr. Levin was granted an option on April 30, 1992 to purchase 15,000 shares at an exercise price of $6.625. He was granted on June 30, 1993 an option to purchase 10,000 shares at an exercise price of $6.375; on June 30, 1994 an option to purchase 8,000 shares at an exercise price of $3.5625; on August 31, 1994 an option to purchase 10,000 at an exercise price of $3.5875; and on December 30, 1994 an option to purchase 4,000 shares at an exercise price of $2.50, each with vesting over four years. He was granted an option on December 30, 1994 to purchase 4,357 shares at an exercise price of $2.50 with vesting in one year as part of a special incentive grant to the Company's employees. On December 8, 1995, Dr. Levin was granted an option to purchase 30,000 shares at an exercise price of $2.938, vesting over four years. All options have a ten year term.


Options Granted in Last Fiscal Year

     The following table sets forth each grant of stock options made during the 1996 fiscal year to each of the executive officers named in the Summary Compensation Table above:


                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                              Annual Rates of
                                                                                            Price Appreciation
                                    Individual Grants                                         for Option Term
----------------------------------------------------------------------------------------------------------------
                         Number of         Percent of
                        Securities        Total Options        Exercise
                        Underlying         Granted to          Per Share
                          Options         Employees in          Price      Expiration
       Name             Granted (#)      Fiscal Year (1)       ($/Sh)         Date          5% ($)      10% ($)
----------------------------------------------------------------------------------------------------------------
 Alan Tuck                  52,000            11.9%              3.188       07/22/97        8,289      16,578
                            48,000            11.0%              3.188       07/22/97        7,651      15,302
----------------------------------------------------------------------------------------------------------------
 James D. Grant            100,000            22.9%              2.500       08/12/06      157,223     398,436
                             5,000             1.1%              3.000       05/21/06        9,433      23,906
----------------------------------------------------------------------------------------------------------------
 Una S. Ryan, Ph.D.        100,000            22.9%              2.500       08/12/06      157,223     398,436
----------------------------------------------------------------------------------------------------------------
 Norman W. Gorin           100,000            22.9%              3.000       05/21/06      188,668     478,123
----------------------------------------------------------------------------------------------------------------



(1) During 1996, a total of 437,600 options were granted to the Company's employees. The percentages were calculated as if those options granted in 1996 which were subsequently canceled remained outstanding as of the end of the 1996. For a description of each option grant, see "Summary Compensation Table," footnote (3) for Mr. Tuck, footnote (4) for Mr. Grant, footnote (6) for Dr. Ryan, and footnote (8) for Mr. Gorin.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares acquired and the value realized in each exercise of stock options during the 1996 fiscal year and the fiscal year end number and value of unexercised options:

                                                               Number of Securities                 Value of Unexercised
                            Shares                            Underlying Unexercised                In-the-Money Options
                           Acquired          Value        Options at Fiscal Year End (#)         at Fiscal Year End (1) ($)
                              on            Realized     -------------------------------     --------------------------------
        Name              Exercise (#)        ($)        Exercisable      Unexercisable       Exerciseable      Unexercisable
-----------------------------------------------------------------------------------------------------------------------------
 Alan W. Tuck                 --               --           800,000               --               --                --
-----------------------------------------------------------------------------------------------------------------------------
 James D. Grant               --               --           105,000           80,000               --                --
-----------------------------------------------------------------------------------------------------------------------------
 Una S. Ryan, Ph.D.           --               --           121,423          143,922               --                --
-----------------------------------------------------------------------------------------------------------------------------
 Norman W. Gorin              --               --            10,000           90,000               --                --
-----------------------------------------------------------------------------------------------------------------------------
 James L. Levin, DVM          --               --            45,357           36,000               --                --
-----------------------------------------------------------------------------------------------------------------------------

(1) Based on the $1.626 per share closing price of the Company's Common Stock on December 31, 1996.

Employment Contracts, Termination of Employment and Change-of-Control
Arrangements

     Dr. Ryan entered into an agreement with the Company on May 28, 1996 providing for an annual base salary of at least $240,000 and under which she is eligible for a severance payment of one year's base salary, continuation of health insurance benefits and outplacement services in the event of her termination for Good Reason or by the

Company other than for Cause. "Good Reason" generally means a material change in her authority, responsibilities (or compensation), within one year of a change of control, which includes the acquisition or merger of a certain percentage of the Company's stock. "Cause" generally means willful or gross misconduct.

     Mr. Gorin entered into an agreement with the Company on May 28, 1996 under which he is eligible for a severance payment of one year's base salary, continuation of health insurance benefits and outplacement services in the event of his termination for Good Reason or by the Company other than for Cause. "Good Reason" generally means a material change in his authority, responsibilities (or compensation), within one year of a change of control, which includes the acquisition or merger of a certain percentage of the Company's stock. "Cause" generally means willful or gross misconduct.

     Dr. Levin has an agreement with the Company under which he is eligible for a severance payment of one year's base salary, continuation of health insurance benefits and 100% vesting of all stock option grants in the event of his termination following a change of control. "Change of control", as defined in the Company's Amended and Restated 1991 Stock Compensation Plan, is the acquisition or merger of a certain percentage of the Company's stock or the election of a certain percentage of directors not nominated by the Board, provided the Board of Directors has adopted a resolution that such a change of control has occurred.

     Mr. Tuck and the Company entered into a Settlement Agreement and General Release (the "Agreement") in connection with his termination from the positions of President and Chief Executive Officer and resignation from the Board of Directors, effective May 28, 1996. The Agreement provided for payments to Mr. Tuck amounting to $286,227 and continuation of health and life insurance benefits until the earlier of November 30, 1997 or the date on which Mr. Tuck becomes eligible for comparable coverage. In addition to the payments to Mr. Tuck, the Agreement provided for the acceleration of all unvested stock options outstanding and for the right to exercise such options until July 22, 1997, at which time the right to exercise expires.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors was composed of two non-employee directors, Messrs. Thomas Ostermueller and John Simon, during the year. Neither of these Compensation Committee members has been an officer or employee of the Company.

     No Compensation Committee interlocks between the Company and another entity exist.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The Compensation Committee of the Board of Directors of the Company (the "Committee"), which is comprised of non-employee directors, is responsible for establishing and administering the policies governing the compensation of the Company's employees, including salary, bonus and stock option grants. The policy of the Committee is to compensate the Company's employees with competitive salaries based on their level of experience and job performance. All permanent employees of the Company, including executive officers, are eligible for annual bonus awards based on achievement of the Company's strategic corporate goals, and participation in the Company's stock option program. The bonus awards and stock option grants are made in accordance with the Company's Performance Plan and Amended and Restated 1991 Stock Compensation Plan. The Committee is also responsible for the administration of the Company's 1994 Employee Stock Purchase Plan, in which employees participate on a voluntary basis.

     In order to both attract and retain experienced and qualified executives to manage the Company, the Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional compensation upon achievement of corporate goals under the bonus Performance Plan and through stock price appreciation of shares vested to them from stock options granted at fair market value. This policy is designed to have a significant portion of each executive's total compensation be at risk based upon the Company's progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive's interest with those of the Company's stockholders through equity incentive compensation.

     Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Committee) has an annual formal performance review with the Chief Executive Officer who then makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. The recommended salary increases are based on the average salary increases expected in the biotechnology industry in the Boston, Massachusetts area, with the salaries in 1996 either at or slightly above the average of the salaries paid to persons in comparable positions using an independently prepared 1996 employee compensation survey of approximately 292 biotechnology companies. Due to financial constraints within the Company, no salary increases for executive officers were made at the end of 1996.

     The bonus award is based on the percentage of achievement of the Company's strategic goals which are set at the beginning of each fiscal year and measured against performance at the end of the year by the Committee in accordance with the Company's Performance Plan. For 1996, two sets of goals were applicable to all employees, including the executive officers: One set of overall corporate goals and a second set of goals applicable to the therapeutic programs. Both sets of goals were allocated between specific product and financial performance targets. The Compensation Committee determined that the Company achieved certain of the stated goals and that one-third of the eligible cash payout would be made under the plan for 1996. In 1996, the stock option awards for the executive officers other than the Chief Executive Officer consisted of grants made as part of either commitments made at hiring or in conjunction with a review of the executives' performance during the year. The Compensation Committee believes the number of underlying shares are consistent with the stock option grant practices of other companies in the biotechnology industry.

     Dr. Una Ryan, the Company's President and Chief Executive Officer, received a salary increase of approximately 12% effective May 28, 1996. The salary increase was made in connection with her appointment to the position of President and Chief Operating Officer and subsequent appointment to Chief Executive Officer of the Company. Dr. Ryan's annualized base salary, reflecting the salary increase, was within the range of base salaries paid to other Chief Executive Officers in similar sized companies in the biotechnology industry, based on the previously referenced 1996 employee compensation survey. Dr. Ryan received no salary increase for 1997. As discussed above, the Compensation Committee determined that a cash payout would be made under the performance plan for 1996 for which Dr. Ryan received one-third of her eligible bonus of 30% of base salary.

     On August 12, 1996, Dr. Ryan was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $2.50 per share. Of the 100,000 shares underlying the option, 65,000 shares vest equally over four years; 25,000 shares vest on May 28, 2001, subject to earlier vesting upon achievement of certain specified performance goals; and 10,000 shares vest equally over four years, subject to earlier vesting upon achievement of certain specified performance goals. These 10,000 shares were fully vested on December 31, 1996 due to the achievement of the specified goals.

                                          Compensation Committee

                                          THOMAS OSTERMUELLER, Chairman
                                          JOHN SIMON

Stock Performance Graph

     The graph below represents a comparison of the cumulative shareholder return on the Common Stock for the Company's last five fiscal years, including the fiscal year ended December 31, 1996, with the cumulative total stockholder return of the Nasdaq Stock Market (U.S.) Index and Nasdaq Pharmaceutical Stock Index (which is made up of companies quoted on the Nasdaq National Market whose Primary Industrial Classification Code is 283, Pharmaceutical Companies). The graph assumes an investment of $100 on April 30, 1992 in the Company's Common Stock and in the two indexes.


[TABULAR REPRESENTATION OF LINE CHART]

                                       4/30/92     12/31/92       12/31/93     12/30/94       12/29/95      12/31/96
                                       -------     --------       --------     --------       --------      --------
T Cell Sciences, Inc.                    $100         $107          $113           $36            $45           $24
Nasdaq Stock Market (U.S.) Index         $100         $118          $135          $132           $187          $230
Nasdaq Pharmaceutical Stock Index        $100         $115          $102          $ 77           $141          $141

                             INDEPENDENT ACCOUNTANTS

     On February 10, 1994, the Board of Directors of the Company approved the engagement of the firm Price Waterhouse LLP as its independent accountants. Price Waterhouse replaced KPMG Peat Marwick LLP effective February 10, 1994. The Company expects that a representative from Price Waterhouse will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     In connection with the audits of the Company's financial statements in the period of the fiscal year which ended December 31, 1994 prior to the termination of the engagement of KPMG Peat Marwick, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG Peat Marwick, would have caused KPMG Peat Marwick to make reference to the matter in connection with its reports on the Company's financial statements with respect to such periods. Also, in the interim period prior to the engagement of Price Waterhouse, there were no "reportable events" as defined in subparagraph (a)(1)(v) of Item 304 of Commission Regulation S-K. Neither the Company nor anyone else on its behalf consulted Price Waterhouse regarding either (i) application of accounting principles to a specified transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered on the Company's financial statements.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than April 26, 1998 and no earlier than January 13, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-Laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting (other than a stockholder proposal included in the Company's proxy statement as described above) must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must also be delivered on the later of (i) the 15th day after the date of public announcement of the date of such meeting or (ii) the 75th day of the scheduled date of such meeting. Any such proposal should be mailed to:
Secretary, T Cell Sciences, Inc., 119 Fourth Avenue, Needham, MA 02194.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors


                                          NORMAN W. GORIN
                                          Secretary

Dated: April 15, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM T CELL SCIENCES, INC.,
ATTENTION: INVESTOR RELATIONS, 119 FOURTH AVENUE, NEEDHAM, MASSACHUSETTS 02194.

                             T CELL SCIENCES, INC.

               Proxy Solicited by the Board of Directors for the
                         Annual Meeting of Stockholders
                                on May 13, 1997

The undersigned hereby appoints James D. Grant, Patrick C. Kung and Una S. Ryan, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock held of record by the undersigned on April 1, 1997, at the Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on May 13, 1997 at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, or at any adjournment or postponement thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominees for director listed in Proposal 1 and, in their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. Any stockholders wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage paid envelope provided.


------------------ PLEASE VOTE, DATE AND SIGN ON REVERSE AND--------------------
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners are to each sign personally, Trustees and other fiduciaries are to indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature must be that of an authorized officer who should state his or her title.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

____________________________________         _________________________________

____________________________________         _________________________________

____________________________________         _________________________________

[x]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

     ----------------------
     T CELL SCIENCES, INC.
     ----------------------

     1.   Election of Directors.

               James D. Grant, Patrick C. Kung,                          FOR ALL
          John P. Munson, Thomas R. Osturmueller,    FOR    WITHHELD    EXCEPT
        Harry H. Penner, Jr., Una S. Ryan, John Simon  [ ]      [ ]       [ ]

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For ALL Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:




Please be sure to sign and date this Proxy.       Date:


                              Mark box at right if an address change
                              or comment has been noted on the reverse     [ ]
                              side of this card.


______________________        _________________
Stockholder sign here         Co-owner sign here




DETACH CARD                                                      DETACH CARD

                             T CELL SCIENCES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 13, 1997.

Thank you in advance for your prompt consideration of these matters.


Sincerely,


T Cell Sciences, Inc.